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                                                                   EXHIBIT 10.29

                           DEALERTRACK HOLDINGS, INC.
                      EMPLOYEES' DEFERRED COMPENSATION PLAN

                          EFFECTIVE AS OF JUNE 30, 2005

            The DealerTrack Holdings, Inc. Employees' Deferred Compensation Plan (as it may be amended from time to time, the "Plan") has been adopted by DealerTrack Holdings, Inc., a corporation organized under the laws of the state of Delaware (the "Company"), effective as of June 30, 2005 (the "Effective Date"), for the benefit of certain of its employees.

            The Plan is a nonqualified deferred compensation plan pursuant to which the Company (as hereinafter defined) and its affiliates may defer compensation on behalf of certain employees. The Plan is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE I.
                                   DEFINITIONS

            Section 1.1 "Account" shall mean the bookkeeping account created by the Company pursuant to Article III of this Plan in accordance with an election by an Employee to receive deferred cash compensation under Article II hereof.

            Section 1.2 "Board" shall mean the Board of Directors of the Company.

            Section 1.3 "Bonus" shall mean any annual or periodic cash bonus or compensation, other than base salary, received by an Employee, including, without limitation, any payments received pursuant to the DealerTrack Holdings, Inc. Senior Executive Incentive Bonus Plan.

            Section 1.4 "Change in Control" shall mean any change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as described in Section 409A(a)(2)(A)(v) of the Code or any other "Change in Control Event" as defined in accordance with Department of Treasury guidance promulgated pursuant to
Section 409A, including without limitation Notice 2005-1 and such other interpretive guidance as may be issued after the Effective Date.

            Section 1.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

            Section 1.6 "Committee" shall mean the Compensation Committee of the Board.

            Section 1.7 "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

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            Section 1.8 "Company" shall have the meaning set forth in the recitals hereto.

            Section 1.9 "Deferral Election Form" shall have the meaning set forth in Section 2.3.

            Section 1.10 "Deferred Bonuses" shall have the meaning set forth in
Section 3.1.

            Section 1.11 "Deferred Stock Unit" shall mean the right of an Employee to receive one share of Common Stock upon a distribution of his Account in accordance with Article IV.

            Section 1.12 An Employee shall be "Disabled" if such Employee (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer. The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether an Employee is Disabled, and shall make such determination consistent with Section 409A.

            Section 1.13 "Effective Date" shall have the meaning set forth in the recitals hereto.

            Section 1.14 "Employee" shall mean a person who is an employee of any Employer and who is a member of a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

            Section 1.15 "Employer" shall mean the Company and any of its subsidiaries that are selected by the Board to participate in the Plan.

            Section 1.16 "Fair Market Value" means, as of any given date, (a) if Common Stock is traded on an exchange, the closing price of a share of Common Stock as reported in the Wall Street Journal for the first trading date immediately prior to such date during which a sale occurred; or (b) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor or other quotation system, (i) the last sales price (if Common Stock is then listed as a National Market Issue under the NASD National Market System) or (ii) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by NASDAQ or such successor quotation system; or (c) if Common Stock is not publicly traded, the fair market value established by the Board acting in good faith.

            Section 1.17 "Fund" shall have the meaning set forth in Section 3.4.

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            Section 1.18 "Plan" shall have the meaning set forth in the recitals hereto.

            Section 1.19 "Plan Year" shall mean calendar year.

            Section 1.20 "Performance-Based Compensation" shall mean performance-based compensation payable to the Employee based on services performed over a period of at least twelve months, determined in accordance with
Section 409A.

            Section 1.21 "Section 409A" shall mean Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation Notice 2005-1 and any regulations or other interpretive guidance as may be issued after the Effective Date.

            Section 1.22 "Separation from Service" of an Employee means his or her "separation from service," with respect to the Employers, within the meaning of Section 409A(a)(2)(A)(i) of the Code, as determined by the Secretary of the Treasury. The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether an Employee has had a "Separation from Service," and the date of such "Separation from Service."

            Section 1.23 An Employee shall be a "Specified Employee" if such Employee is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company and the Company has any stock that is publicly traded on an established securities market or otherwise, as determined in accordance with Section 409A (including without limitation Section 409A(a)(2)(B)(i) of the Code).

            Section 1.24 "Unforeseeable Emergency" shall mean a severe financial hardship to the Employee resulting from an illness or accident of the Employee, the Employee's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Employee, loss of the Employee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Employee. The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether an Employee has experienced an "Unforeseeable Emergency," and shall make such determination consistent with Section 409A.

                                  ARTICLE II.
                                ELECTION TO DEFER

            Section 2.1 Initial Elections. An Employee may elect, on or before December 31 of any Plan Year, to defer payment of all or a specified part of any Bonuses earned during the Plan Year following such election (and, to the extent set forth in Section 2.2, in any succeeding Plan Years until the Employee ceases to be a Employee); provided, however, that with respect to Plan Year 2005 an Employee may elect, within thirty (30) days after the Effective Date, to defer all or a specified part of all Bonuses payable with respect to services rendered after the date of the Employee's initial election. Any person who shall become an Employee during any Plan Year, and who was not an Employee of the Company on the preceding December 31, may elect, no later than thirty (30) days after the Employee becomes eligible to participate in the Plan, to

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defer payment of all or a specified part of such Bonuses payable with respect to services rendered during the remainder of such Plan Year (and, to the extent set forth in Section 2.2, for any succeeding Plan Years until the Employee ceases to be an Employee). Any Bonuses deferred pursuant to this Paragraph shall be paid to the Employee at the time(s) and in the manner specified in Article IV hereof, as designated by the Employee.

            Section 2.2 Subsequent Elections. With respect to Plan Years following Plan Year 2005, if an Employee fails to submit a Deferral Election Form by December 31 of the Plan Year immediately prior to such Plan Year, the amount of the deferral election for such Plan Year shall be zero; provided, however, that, to the extent permitted by Section 409A, a Deferral Election Form may provide that that the election shall continue from Plan Year to Plan Year unless the Employee terminates it by written request delivered to the Company's Secretary prior to the commencement of the Plan Year for which the termination is first effective.

            Section 2.3 Deferral Election Form. The election to participate in the Plan and manner of payment shall be designated by submitting a deferral election form in substantially the form attached hereto as Exhibit A (as it may be revised from time to time, the "Deferral Election Form") to the Company's Secretary.

            Section 2.4 Limitations on Re-Deferrals. In the event that a Deferral Election Form permits, under a subsequent election by the Employee to delay a distribution, or to change the form of distribution, such subsequent election shall satisfy the requirements of Section 409A (including without limitation Section 409A(a)(4)(C) of the Code), and:

            (a) Such subsequent election may not take effect until at least twelve (12) months after the date on which the election is made;

            (b) In the case such subsequent election relates to a distribution or payment not described in Section 4.1(b), (c) or (f), the first payment with respect to such election may be deferred for a period of not less than five (5) years from the date such distribution or payment otherwise would have been made; and

            (c) In the case such subsequent election relates to a distribution or payment described in Section 4.1(d), such election may not be made less than twelve (12) months prior to the date of the first scheduled distribution or payment under Section 4.1(d).

            Section 2.5 Performance-Based Compensation. Notwithstanding any provision of the Plan to the contrary, the Committee may, in its sole discretion, determine that an Employee may elect to irrevocably defer all or a portion of any Performance Based Compensation such Employee may be entitled to receive, provided that such election is made no later than six months before the end of the performance period relating to such Performance-Based Compensation.

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                                  ARTICLE III.
                         DEFERRED COMPENSATION ACCOUNTS

            Section 3.1 Bookkeeping Accounts. The Company shall maintain separate bookkeeping accounts for the Bonuses deferred by each Employee (the "Deferred Bonuses").

            Section 3.2 Deferred Stock Units. As of the date that any Deferred Bonuses would otherwise have been payable to an Employee, the Company shall credit such Employee's Account with that number of Deferred Stock Units equal to the ratio of (a) the aggregate value of such Deferred Bonuses, to (b) the Fair Market Value per share of Common Stock as of such date.

            Section 3.3 Dividends. As of the date the Company pays any dividend (whether in cash or in kind) on shares of Common Stock, each Employee's Deferred Compensation Account shall be credited with that number of Deferred Stock Units equal to the ratio of (a) the aggregate value of the dividend that would have been payable on the Deferred Stock Units held by the Employee immediately prior to such payment date had the shares of Common Stock represented by such Deferred Stock Units been outstanding as of such payment date to (b) the Fair Market Value per share of Common Stock as of such date.

            Section 3.4 Unsecured General Creditor; Fund. Deferred Bonuses and any deemed earnings with respect thereto shall be held in the general assets of the Company and no separate fund or trust shall be created or moneys set aside on account of the Account. To the extent that any person acquires a right to receive distributions from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Notwithstanding the foregoing, the Committee, in its discretion, may elect to establish a fund (the "Fund") containing assets equal to the amounts credited to Employees' Accounts, and may elect in its discretion to designate a trustee to hold the Fund in trust; provided, however, that such Fund shall remain a general asset of the Company subject to the rights of creditors of the Company in the event of the Company's bankruptcy or insolvency as defined in any such trust.

                                  ARTICLE IV.
                        PAYMENT OF DEFERRED COMPENSATION

            Section 4.1 Distributions. Subject to Sections 4.1(a)-(f) and 4.2, amounts contained in an Employee's Account shall be distributed as the Employee's election (made pursuant to Section 2.3) shall provide.
Notwithstanding the foregoing, all amounts contained in an Employee's account shall be distributed in accordance with the requirements of Section 409A (including without limitation Section 409A(a)(2) of the Code), and shall not be distributed earlier than:

            (a) The date of the Employee's Separation from Service;

            (b) The date the Employee becomes Disabled;

            (c) The date of the Employee's death;

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            (d) A specified time (or pursuant to a fixed schedule) specified under the Deferral Election Form at the date of the deferral compensation;

            (e) To the extent provided by the Secretary of the Treasury, a Change in Control; or

            (f) The occurrence of an Unforeseeable Emergency with respect to the Employee. The requirement of this Section 4.1(f) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the Unforeseeable Emergency do not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Employee's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

            Section 4.2 Specified Employee. If at the time any distributions would otherwise be made to an Employee pursuant to Section 4.1(a) the Employee is a Specified Employee, the requirement of paragraph 4.1(a) shall be met only if the distributions may not be made before the date which is six months after the Employee's Separation from Service (or, if earlier, the date of the Employee's death).

            Section 4.3 Form of Distribution. All distributions from the Plan shall be made in the form of whole shares of Common Stock with fractional shares paid in cash.

            Section 4.4 No Acceleration. The time or schedule of any distribution of any shares of Common Stock shall not be accelerated, except as otherwise permitted under Section 409A (including without limitation Section 409A(a)(3) of the Code).

            Section 4.5 Beneficiary Designation. Each Employee shall have the right to designate a beneficiary who is to succeed to his or her right to receive payments hereunder in the event of death. Except as may otherwise be provided in any Deferral Election Form, in the event of the Employee's death, the balance of the amounts contained in the Employee's Account shall be paid, in accordance with Section 4.1, to the Employee's or former Employee's beneficiary (or if no beneficiary has been designated, to his estate) in full on the first day of the Plan Year following the Plan Year in which he or she dies. No designation of beneficiary or change in beneficiary shall be valid unless it is in writing signed by the Employee and filed with the Company's Secretary.

                                   ARTICLE V.
                            ADMINISTRATION; AMENDMENT

            Section 5.1 Administration. The Plan shall be administered by the Committee. The Committee may delegate certain administrative authority to a subcommittee of the Committee or to one or more employees of the Company, but shall retain the ultimate responsibility for the interpretation of, and amendments to, the Plan. Members of the Committee shall not be liable for any of their actions or determinations made in good faith with respect to

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the administration of the Plan. Except to the extent superseded by the laws of the United States, the laws of the State of Delaware, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan. All expenses related to plan administration shall be paid by the Company. All decisions made by the Committee with respect to issues hereunder shall be final and binding on all parties.

            Section 5.2 Change in Capitalization of the Company. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or any other corporate event affecting the Common Stock or the share price of the Common Stock, the Committee may, in its sole discretion, make such equitable adjustments, if any, with respect to the Employees' Accounts (including, without limitation, adjusting the number of Deferred Stock Units credited thereto and/or the kind of securities represented thereby), as the Committee may deem necessary or appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan and to reflect such changes.

            Section 5.3 Nonassignability. Except to the extent required by law, the right of any Employee or any beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Employee or beneficiary, and any such benefit or payment shall not be subject to alienation, sale, transfer, assignment or encumbrance.

            Section 5.4 Amendment. The Plan may be amended, suspended or terminated in whole or in part from time to time by the Committee except that, except as set forth in Section 5.5, no amendment, suspension, or termination shall apply to the payment to any Employee or beneficiary of a deceased Employee of any amounts previously credited to a Employee's Account.

            Section 5.5 Section 409A. The Plan and Deferral Election Form shall be interpreted in accordance with, and shall comply in form and operation with,
Section 409A. Notwithstanding any provision of the Plan to the contrary, the Committee may adopt such amendments to the Plan and the applicable Deferral Election Form or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the deferral from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the deferral, or (b) comply with the requirements of Section 409A (including without limitation any related Department of Treasury guidance).

                                    * * * * *

            I hereby certify that the Plan was adopted by the Board of Directors of DealerTrack Holdings, Inc. on May 26, 2005, effective as of June 30, 2005.

                                                       _________________________
                                                       Eric D. Jacobs, Secretary

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